Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Northern Star Investment Corp. II of our report dated April 7, 2021, relating to the combined consolidated financial statements of Apex Fintech Solutions LLC and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” and “Selected Combined Consolidated Financial Data” in such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

April 7, 2021

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